UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 19, 2022

Date of Report (date of earliest event reported)

BLADE AIR MOBILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

499 East 34th Street

New York, NY 10016

(Address of principal executive offices and zip code)

(212) 967-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLDE	The Nasdaq Stock Market
Warrants, each exercisable for one share of Common Stock at a price of $11.50	BLDEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On May 18, 2022, Blade Air Mobility, Inc. (“Blade” or the “Company”), through its wholly-owned subsidiary Blade Urban Air Mobility, Inc. (“Legacy Blade”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) by and among (i) Legacy Blade, (ii) EOLA, a société à responsabilité limitée organized under the Laws of Monaco (“EOLA”), SCP ABC, a Société Civile Particulière organized under the Laws of Monaco, SCP JKL, a Société Civile Particulière organized under the Laws of Monaco, SCP XYZ, a Société Civile Particulière organized under the Laws of Monaco, and Mr. John Elkann (each of the persons listed in this clause (ii), a “Seller” and collectively, the “Sellers”), and (iii) Mr. Marco Casiraghi, Mr. Pierre Casiraghi and Mr. Andrea Casiraghi (collectively, the “SCP Founders” and, together with Mr. John Elkann, collectively, the “EOLA Shareholders”). Pursuant to the Share Purchase Agreement, and upon the terms and subject to the conditions therein, Blade will acquire, through a wholly-owned French subsidiary, the commercial passenger transport activities of Monacair S.A.M., a Monegasque société anonyme (“Monacair”), Héli Sécurité, a French société par actions simplifiée (“Héli Sécurité”) and Azur Hélicoptère, a French société par action simplifiée (“Azur”) (the “Transactions”).

Subject to the terms and conditions of the Share Purchase Agreement, prior to closing, the Sellers intend to proceed with a legal spin-off (or any other legal mechanism achieving the same carve out of the commercial activities of the air carriers remaining in existence) whereby (i) Monacair will be dissolved and transfer (x) all of its distribution and commercial activities, assets and resources to a new Monegasque corporation in the form of a société à responsabilité limitée - Sàrl (“Monacair Activités Commerciales”) and (y) all of its operational activities, assets and resources to another new Monegasque corporation in the form of a S.A.M, (“Monacair Transporteur”) (the “Monacair Spin-Off”), (ii) Héli Sécurité will be dissolved and transfer (x) all of its distribution and commercial activities, assets and resources to a new French corporation in the form of a société par actions simplifiée (“Héli Sécurité Activités Commerciales”) and (y) all of its operational activities, assets and resources to another new French corporation in the form of a société par actions simplifiée, (“Héli Sécurité Transporteur”) (the “Héli Sécurité Spin-Off”) and (iii) Azur will be dissolved and transfer (x) all of its distribution and commercial activities, assets and resources to a new French corporation in the form of a société par actions simplifiée (“Azur Activités Commerciales” and, together with Monacair Activités Commerciales and Héli Sécurité Activités Commerciales, the “Target Companies”) and (y) all of its operational activities, assets and resources to another new French corporation in the form of a société par actions simplifiée, (“Azur Transporteur” and, together with Monacair Transporteur and Héli Sécurité Transporteur, the “Air Carriers”) (the “Azur Spin-Off”), to be carried out prior to closing by the Sellers with the assistance of their professional advisors (the “Pre-Closing Reorganization”). Following the Pre-Closing Reorganization, the Sellers will hold together, on a fully-diluted basis, 100% of the share capital and voting rights of (i) Monacair Activités Commerciales (the “Monacair Activités Commerciales Shares”), (ii) Héli Sécurité Activités Commerciales (the “Héli Sécurité Activités Commerciales Shares”) and (iii) Azur Activités Commerciales (the “Azur Activités Commerciales Shares” and, together with the Monacair Activités Commerciales Shares and the Héli Sécurité Activités Commerciales Shares, the “Shares”). In addition, prior to closing, Legacy Blade has agreed to set up a French société par actions simplifiée (“Blade Europe”) in order to manage the exclusive rights to be granted to Blade Europe and its affiliates to become the air charter broker and/or reseller of the transportation services to be operated and provided by the Air Carriers in specific territories pursuant to the terms and conditions of the aircraft operating agreement (“AOA”) that is intended to be entered into between Blade, Blade Europe, the Air Carriers and EOLA on or before the closing date.

Subject to the terms and conditions of the Share Purchase Agreement, upon the closing, all of the Shares will be sold to Blade Europe by the Sellers, and Blade Europe shall pay to the Sellers the purchase price of €47,800,000 (the “Initial Purchase Price”), which amount may be reduced in accordance with the terms of the Share Purchase Agreement if the Sellers do not provide certain incorporation documents of the Target Companies to Blade prior to July 1, 2022.

Under the terms of the Share Purchase Agreement, the completion of the Transactions is subject to certain closing conditions, including, among others: (i) aviation regulatory approvals related to, among other things, the transfer of air operating certificates and traffic rights in connection with the Transactions; (ii) non-aviation regulatory approvals related to, among other things, the transfer of contracts and permits in connection with the Transactions; (iii) the completion of the Monacair Spin-Off, the Héli Sécurité Spin-Off and the Azur Spin-Off in accordance with applicable laws; (iv) the French Direction Générale de l’Aviation Civile’s approval of the AOA between the Air Carriers and Blade Europe; (v) the Monegasque Direction Générale de l’Aviation Civile’s approval of the AOA between the Air Carriers and Blade Europe; (vi) entry into the AOA between Blade Europe and the Air Carriers; (vii) termination (and written confirmation of such termination) of the Air Carriers’ distribution platform agreements as specified by Blade; (viii) the valid transfer of a certain agreement granting rights to the Grimaud Heliport from Heli Securite to Heli Securite Transporteur; (ix) the valid transfer of Azur’s material contracts following the Sellers’ acquisition of Azur and the Azur Spin-Off; (x) the receipt by the Purchaser of (i) a written waiver of the non-compete restriction between Monacair and a certain global travel distribution service and (ii) an acknowledgement that Monacair Activités Commerciales is the exclusive broker/reseller of transportation by Monacair or Monacair Transporteur; (xi) the registration of both (i) Héli Sécurité Activités Commerciales and (ii) Azur Activités Commerciales with ATOUT France as travel operators (opérateurs de voyage); (xii) the registration of Monacair Activités Commerciales with the Monaco Direction du Tourisme et des Congrès – “DTC”; (xiii) the absence of a Material Adverse Change (as defined in the Share Purchase Agreement); (xiv) the obtaining of consents from all existing customers of the Air Carriers and valid and irrevocable transfer (from each Air Carrier to its respective commercial spin-off entity) of the customer lists in compliance with applicable laws; (xv) the Monaco Ministry of State’s approval of the sale of Monacair Activités Commerciales to Blade Europe; (xvi) the delivery of certain organization/financial documents evidencing completion of the Sellers’ internal restructuring by the Sellers to Blade; and (xvii) entry into a transition services agreement between the Air Carriers and Blade.

The Transactions have been unanimously approved by the board of directors of the Company and the applicable governing bodies of each of the Sellers.

The Share Purchase Agreement may be terminated under certain specified circumstances, including (i) by mutual written consent of Blade and the Sellers’ representative, (ii) at Blade’s sole discretion if the closing conditions are not fulfilled (or waived) by September 30, 2022 at noon (or such later date as may be agreed in writing by the Sellers and Blade prior to such date), and (iii) automatically upon December 31, 2022 in the event where the closing conditions are not fulfilled (or waived) and the parties have not agreed to extend such date.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the text of the Share Purchase Agreement, which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Share Purchase Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Company or any other parties to the Share Purchase Agreement. The representations, warranties and covenants of each party set forth in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers, the Company, the parties to the Share Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Share Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities Exchange Commission.

Item 7.01 – Regulation FD Disclosure

On May 19, 2022, the Company issued a press release announcing the Transactions. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of May 18, 2022, by and among Blade Urban Air Mobility, Inc. and the Sellers party thereto

99.1	Press Release, dated as of May 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLADE AIR MOBILITY, INC.

Dated: May 19, 2022	By:	/s/ Melissa Tomkiel
	Name:	Melissa Tomkiel
	Title:	President & General Counsel